Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY REPORTS SALES AND PROVIDES UPDATED EARNINGS GUIDANCE FOR SECOND QUARTER OF FISCAL 2012
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Company Expects Second Quarter Earnings to Be Higher Than Top End of Its Prior Earnings Guidance Range

Philadelphia, PA, April 5, 2012 -- Destination Maternity Corporation (Nasdaq: DEST), the world's leading maternity apparel retailer, today reported sales and provided updated earnings guidance for the second quarter of fiscal 2012 ended March 31, 2012.

Net sales for the second quarter of fiscal 2012 increased 3.0% to $137.8 million from $133.8 million reported for the second quarter of fiscal 2011. Comparable sales (which include Internet sales) increased 3.2% versus a comparable sales increase of 0.3% for the second quarter of fiscal 2011. The increase in total reported sales for the second quarter of fiscal 2012 compared to the second quarter of fiscal 2011 resulted primarily from the increase in comparable sales and increased sales due to the expansion of the Company's maternity apparel leased department relationship with Macy's®, partially offset by decreased sales related to the Company's continued efforts to close underperforming stores, and, to a much lesser extent, a decrease in sales due to the closure of all of the Company's remaining leased departments within Kmart® stores during the month of October 2011.

Net sales for the first six months of fiscal 2012 increased 1.8% to $274.2 million from $269.3 million reported for the first six months of fiscal 2011. Comparable sales decreased 0.6% versus a comparable sales increase of 1.5% for the first six months of fiscal 2011. The increase in total reported sales for the first six months of fiscal 2012 compared to the first six months of fiscal 2011 resulted primarily from increased sales due to the expansion of the Company's maternity apparel leased department relationship with Macy's, partially offset by decreased sales related to the Company's continued efforts to close underperforming stores, and, to a much lesser extent, a decrease in sales due to the closure of all of the Company's remaining leased departments within Kmart® stores during the month of October 2011 and the decrease in comparable sales.

Ed Krell, Chief Executive Officer of Destination Maternity, noted, "We are pleased to report that our sales for the second quarter of fiscal 2012 were stronger than planned, reflecting strong sales results for our Spring and Summer 2012 product lines and the positive sales impact of price promotional activity and additional markdowns taken on Fall and Winter product, primarily in the first two months of the quarter, to spur sales and manage inventory. Thus, for the quarter, our sales were slightly above the top end of our sales guidance range. With these sales results and our continued tight management of expenses, we expect our earnings for the second quarter to be higher than the top end of our prior earnings guidance range. Our prior earnings guidance range for second quarter GAAP diluted earnings per share, as provided in our January 26, 2012 press release, was $0.21 to $0.31 per share.

"Our total sales of $137.8 million for the second quarter was slightly above the top end of our sales guidance range of $133 to $137 million provided in our January 26 press release, and our comparable sales increase of 3.2% was slightly above our guidance range of between a decrease of 1% to an increase of 3% for the quarter. It is important to note that our reported comparable sales results for the second quarter of fiscal 2012 benefited by approximately 2.5 percentage points due to: (1) having an extra day in the quarter versus last year, due to 2012 being a leap year; and (2) the benefit of a days shift in the calendar month of March compared to last year, with an extra Friday and Saturday compared to last March, and one less Tuesday and Wednesday compared to last March. Adjusting out these "calendar shift" benefits, our days-adjusted comparable sales for the second quarter was an increase of 0.7%. Also, our comparable sales were negatively impacted by the cannibalization impact of our Macy's leased department expansion, which had its first full month of operation in March 2011. We estimate that this cannibalization impact hurt our second quarter comparable sales by approximately 1 percentage point. We believe our sales for the second quarter were positively impacted by earlier than normal warm weather conditions in March throughout much of the United States, which helped sales of seasonal Spring and Summer apparel. We continue to be pleased with the growth of our Internet sales, which increased 39% for the second quarter of fiscal 2012, on top of an 18% increase in the second quarter of fiscal 2011.

"Our key focus continues to be improving our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation and customer experience. We are encouraged by the customer reaction and sales results for our Spring and Summer 2012 product lines, although we recognize that the unusually warm weather in March throughout much of the United States undoubtedly helped our sales results."

For the quarter ended March 31, 2012, the Company opened four stores, including three multi-brand Destination Maternity stores, and closed 17 stores, including six store closings related to Destination Maternity store openings. As of March 31, 2012, the Company operates 643 stores, 1,384 leased department locations and 2,027 total retail locations, compared to 672 stores, 1,703 leased department locations and 2,375 total retail locations operated as of March 31, 2011. The decrease in leased department locations at the end of March 2012 versus the end of March 2011 predominantly reflects the closure of the Company's 291 remaining leased departments within Kmart locations in October 2011. Kmart represented only a small portion of the overall sales generated by the Company's leased department relationship with Sears® and Kmart through the Company's agreement with Sears Holdings Corporation. The Company continues to operate leased departments in Sears stores throughout the United States. As of March 31, 2012, the Company operates 516 leased department locations in Sears stores.

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Destination Maternity Corporation is the world's largest designer and retailer of maternity apparel. In the United States and Canada, as of March 31, 2012, Destination Maternity operates 2,027 retail locations, including 643 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,384 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at over 1,100 Kohl's® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has exclusive store franchise and product supply relationships in India, the Middle East and South Korea. As of March 31, 2012, Destination Maternity has 90 international franchised locations, including 76 shop-in-shop locations and 14 Destination Maternity branded stores.

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company's periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.